Exhibit 99.1
CACI Reports Results for Its Fiscal 2026 Third Quarter
Revenues of $2.4 billion, up 8.5%YoY
Net income of $130.4 million; Diluted EPS of $5.88, up 17.6% YoY
Adjusted net income of $161.1 million; Adjusted diluted EPS of $7.27, up 16.7% YoY
EBITDA of $289.7 million and EBITDA margin of 12.3%,
which includes $17.4 million of ARKA-related transaction expenses
Raising fiscal year 2026 revenue and EBITDA margin guidance

RESTON, Va.--(BUSINESS WIRE)--CACI International Inc (NYSE: CACI) announced results today for its fiscal third quarter ended March 31, 2026.

“CACI delivered another outstanding quarter, reflecting the strength of our strategy and our continued ability to win in the market with differentiated capabilities and exceptional execution. Closing the ARKA Group acquisition represents another significant strategic step in advancing our ability to address our customers’ most critical missions in high‑growth, high-demand markets,” said John Mengucci, CACI President and Chief Executive Officer. “We are raising our full year revenue guidance to reflect the addition of ARKA, and raising our EBITDA margin guidance to reflect the stronger performance of our organic business. In addition, we are reaffirming our free cash flow guidance even as we absorb additional costs from the ARKA transaction. Our strong results reinforce our confidence in achieving our Fiscal Year 2026 guidance, our 3‑year targets, and in our ability to deliver long‑term value for our customers and shareholders.”
Third Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	3/31/2026	3/31/2025	% Change[3]
Revenues	$2,351.0	$2,167.0	8.5%
Income from operations	$228.9	$196.4	16.6%
Net income	$130.4	$111.9	16.6%
Adjusted net income, a non-GAAP measure[1]	$161.1	$139.3	15.6%
Diluted earnings per share	$5.88	$5.00	17.6%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$7.27	$6.23	16.7%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$289.7	$253.5	14.3%
Net cash provided by operating activities excluding MARPA, a non-GAAP measure[1]	$248.3	$204.2	21.6%
Free cash flow, a non-GAAP measure[1]	$221.4	$187.9	17.8%
Days sales outstanding (DSO)[2]	55	55
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)The DSO calculations for three months ended March 31, 2026 and 2025, exclude the impact of the Company's Master Accounts Receivable Purchase Agreement (MARPA), which was 8 days and 9 days, respectively.
(3)Percentages are calculated using the underlying whole dollar amounts. Some percentages may vary slightly due to rounding.
Revenues in the third quarter of fiscal year 2026 increased 8.5% year-over-year, driven by 6.8% organic growth. The increase in income from operations was driven by higher revenues and gross profit. Growth in diluted earnings per share and adjusted diluted earnings per share were driven by higher income from operations and share repurchases made during fiscal year 2025, partially offset by higher interest expense and a higher tax provision. The increase in cash from operations, excluding MARPA, was driven primarily by higher net income and strong working capital management.

Third Quarter Contract Awards
Contract awards in the third quarter totaled $2.2 billion, with approximately 26% for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:
•CACI was awarded a contract valued at up to $371 million to extend its work providing support to an intelligence community customer for two years, with an additional one-year option.
•CACI was awarded a five-year task order valued at up to $306 million to continue providing software development and sustainment to the Defense Agencies Initiative’s (DAI) Global Model for the Defense Logistics Agency (DLA), delivering financial standardization and data transparency needed to drive operational efficiencies and transform the financial operations for Department of War (DoW) agencies.
•CACI was awarded a seven-year technology contract valued at up to $287 million to drive the next phase of modernization for the U.S. Army’s Integrated Personnel and Pay System – Army (IPPS-A). CACI will provide advanced Agile, software‑defined solutions that accelerate feature releases, enhance quality, boost flexibility and adaptability, and strengthen confidence across the Army.
•CACI was awarded a base year technology task order with four option years valued at up to $231 million continuing nearly two decades of service to the U.S. Special Operations Command. CACI will deliver accurate, near-real-time satellite communications support providing program visibility to the Naval Information Warfare Center (NIWC) Atlantic.
•CACI was awarded a five-year expertise task order valued at up to $85 million to continue providing critical engineering and technical support to ships, submarines, and other naval vehicles for the U.S. Navy Naval Surface Warfare Center (NSWC) Carderock Division’s Naval Architecture and Engineering Department.
Total backlog as of March 31, 2026, was $33.4 billion compared with $31.4 billion a year ago, an increase of 6.4%. Funded backlog as of March 31, 2026, was $5.0 billion compared with $4.2 billion a year ago, an increase of 19.0%.
Additional Highlights
•CACI completed its acquisition of ARKA Group L.P. (ARKA) in an all-cash transaction for $2.6 billion. ARKA provides industry-leading electro-optical/infrared (EO/IR) and hyperspectral imaging capabilities, and Agentic AI-based software, that deliver robust geospatial intelligence for critical national security missions. With ARKA’s decades-long track record of superior performance, CACI immediately expands its portfolio of national security space programs and strengthens its market position.
•CACI’s Spectral program has successfully achieved Milestone C after completing a rigorous review by the U.S. Navy’s Program Executive Office for Command, Control, Communications, Computers, and Intelligence (PEO C4I). CACI partnered with PEO C4I’s Program Manager Warfare Battlespace Awareness and Information Operations Program Office (PMW 120), to achieve this historic accomplishment, marking the start of the program’s low-rate initial production (LRIP) and deployment phase, a defining step toward placing this critical electronic warfare (EW) technology in the hands of U.S. sailors.
•CACI contributed advanced optical communications to NASA’s historic Artemis II mission, enabling real‑time high‑definition video and data transmission between the Orion spacecraft and Earth through the company’s O2O laser communications payload, marking a major leap forward in next‑generation deep‑space connectivity. Also, CACI’s recent acquisition, ARKA Group, contributed critical cryogenic-level sensing technology to the SLS rocket supporting precise propellant-level measurement and helps enable engine shutdown determination during ascent.
•CACI successfully migrated the Defense Agencies Initiative’s mission-critical workloads from the Defense Information Systems Agency enclave to the Oracle Cloud Infrastructure (OCI). This migration provides a modern platform for continued growth and innovation to the DAI user community furthering their commitment to financial accountability and integrity, positioning United States DoW agencies toward greater transparency and continuous audit readiness.
•The U.S. Marine Corps received another clean audit for its fiscal year 2025, marking its third consecutive unmodified audit opinion with CACI’s support. The USMC remains the first and only military service within the United States Department of War to achieve this outcome, leveraging DAI’s single financial management ERP system.
•CACI was named a Fortune World’s Most Admired Company for the ninth consecutive year, marking the company’s 15th appearance on the list. CACI achieved impressive results for its innovation, leadership, financial soundness, and quality of its technology. This year, CACI advanced to sixth place in its category, which reflects the company’s deliberate strategy, informed investments, and flexible and opportunistic capital deployment. These actions have expanded CACI’s technology portfolio that sets it apart from its peers to deliver the art of the possible.
•The Intelligence and National Security Alliance (INSA) named Meisha Lutsey, CACI executive vice president of mission and engineering support, to its Board of Directors. Lutsey has more than three decades of experience in operations management for defense, intelligence, and federal civilian customers around the world. In her current role, Lutsey and her team support frontline national security efforts, advancing some of the country’s most critical missions across a diverse portfolio of programs.
Fiscal Year 2026 Guidance
The table below summarizes our fiscal year 2026 guidance and represents our views as of April 22, 2026. Our current guidance now includes the expected contribution from our acquisition of ARKA Group, which closed on March 9, 2026, including revenue of approximately $150 million, as well as related transaction expenses and additional interest expense. In addition, our current guidance reflects an EBITDA margin range of 11.8% to 11.9%, which is an increase from our prior EBITDA margin expectations of 11.7% to 11.8%.

(in millions, except earnings per share)	Fiscal Year 2026
	Current Guidance	Prior Guidance
Revenues	$9,500 - $9,600	$9,300 - $9,500
Adjusted net income, a non-GAAP measure[1]	$615 - $630	$630 - $645
Adjusted diluted earnings per share, a non-GAAP measure[1]	$27.70 -$28.38	$28.25 - $28.92
Diluted weighted average shares	22.2	22.3
Free cash flow, a non-GAAP measure[2]	at least $725	at least $725
(1)Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures. Fiscal year 2026 free cash flow guidance assumes approximately $50 million in tax benefit related to the modification of Section 174 in the One Big Beautiful Bill Act of 2025 and an approximately $40 million cash tax refund related to our method change enacted in fiscal year 2021. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Conference Call Information
We have scheduled a conference call for 8:00 a.m. Eastern time Thursday, April 23, 2026, during which members of our senior management will be making a brief presentation focusing on third quarter results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view additional information provided in the accompanying slide exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI
CACI International Inc (NYSE: CACI) is a national security company with 27,000 talented employees who are Ever Vigilant in expanding the limits of national security. We ensure our customers’ success by delivering differentiated technology and distinctive expertise to accelerate innovation, drive speed and efficiency, and rapidly anticipate and eliminate threats. Our culture drives our success and earns us recognition as a Fortune World’s Most Admired Company. We are members of the Fortune 500™, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at caci.com.
There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

Corporate Communications and Media:	Investor Relations:
Gino Bona, Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(571) 597-2787, gino.bona@caci.com	(703) 841-7818, george.price@caci.com

CACI International Inc
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	3/31/2026	3/31/2025	% Change	3/31/2026	3/31/2025	% Change
Revenues	$2,351,002	$2,166,982	8.5%	$6,858,722	$6,323,680	8.5%
Costs of revenues:
Direct costs	1,553,169	1,434,735	8.3	4,595,374	4,251,384	8.1
Indirect costs and selling expenses	510,182	480,917	6.1	1,448,623	1,375,524	5.3
Depreciation and amortization	58,774	54,961	6.9	167,104	139,264	20.0
Total costs of revenues	2,122,125	1,970,613	7.7	6,211,101	5,766,172	7.7
Income from operations	228,877	196,369	16.6	647,621	557,508	16.2
Interest expense and other, net	52,267	45,117	15.8	143,390	113,153	26.7
Income before income taxes	176,610	151,252	16.8	504,231	444,355	13.5
Income taxes	46,217	39,392	17.3	125,173	102,380	22.3
Net income	$130,393	$111,860	16.6%	$379,058	$341,975	10.8%

Basic earnings per share	$5.90	$5.02	17.5%	$17.19	$15.31	12.3%
Diluted earnings per share	$5.88	$5.00	17.6%	$17.11	$15.21	12.5%
Weighted average basic shares outstanding	22,087	22,279	(0.9)%	22,054	22,332	(1.2)%
Weighted average diluted shares outstanding	22,165	22,383	(1.0)%	22,158	22,485	(1.5)%

CACI International Inc
Consolidated Balance Sheets (Unaudited)
(in thousands)

	3/31/2026	6/30/2025
ASSETS
Current assets:
Cash and cash equivalents	$157,996	$106,181
Accounts receivable, net	1,506,780	1,405,441
Prepaid expenses and other current assets	378,023	268,323
Total current assets	2,042,799	1,779,945

Goodwill	6,466,549	5,021,805
Intangible assets, net	2,163,214	1,091,276
Property, plant, and equipment, net	340,824	212,035
Operating lease right-of-use assets	389,041	343,944
Supplemental retirement savings plan assets	102,978	101,024
Other assets	97,442	97,569
Total assets	$11,602,847	$8,647,598

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$46,750	$68,750
Accounts payable	359,322	381,574
Accrued compensation and benefits	291,536	282,987
Other accrued expenses and current liabilities	569,145	474,795
Total current liabilities	1,266,753	1,208,106

Long-term debt, net of current portion	5,133,827	2,849,190
Supplemental retirement savings plan obligations, net of current portion	117,531	114,261
Deferred income taxes	306,319	142,636
Operating lease liabilities	435,417	377,080
Other liabilities	62,890	62,380
Total liabilities	7,322,737	4,753,653

Total shareholders’ equity	4,280,110	3,893,945
Total liabilities and shareholders’ equity	$11,602,847	$8,647,598

CACI International Inc
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$379,058	$341,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	167,104	139,264
Amortization of deferred financing costs	3,826	2,134
Stock-based compensation expense	53,361	44,108
Deferred income taxes	72,121	(7,813)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	10,137	(90,185)
Prepaid expenses and other assets	(61,343)	359
Accounts payable and other accrued expenses	(90,256)	(3,759)
Accrued compensation and benefits	(2,912)	(44,238)
Income taxes	(28,083)	6,685
Operating lease liabilities, net	4,986	389
Long-term liabilities	445	2,108
Net cash provided by operating activities	508,444	391,027
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(59,876)	(37,640)
Acquisitions of businesses, net of cash acquired	(2,625,424)	(1,642,075)
Other	158	2,410
Net cash used in investing activities	(2,685,142)	(1,677,305)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	5,069,751	5,833,500
Principal payments on borrowings	(2,781,486)	(4,257,835)
Deferred financing costs	(21,752)	(9,803)
Proceeds from employee stock purchase plans	10,523	9,668
Repurchases of common stock	(12,714)	(163,998)
Payment of taxes for equity transactions	(31,231)	(37,058)
Other	(2,772)	—
Net cash provided by financing activities	2,230,319	1,374,474
Effect of exchange rate changes on cash and cash equivalents	(1,806)	1,740
Net change in cash and cash equivalents	51,815	89,936
Cash and cash equivalents, beginning of period	106,181	133,961
Cash and cash equivalents, end of period	$157,996	$223,897

Revenues by Customer Type (Unaudited)

	Three Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Department of Defense	$1,295,628	55.1%	$1,180,820	54.5%	$114,808	9.7%
Intelligence Community	582,235	24.8	552,796	25.5	29,439	5.3
Federal civilian agencies	373,582	15.9	350,044	16.2	23,538	6.7
Commercial and other	99,557	4.2	83,322	3.8	16,235	19.5
Total	$2,351,002	100.0%	$2,166,982	100.0%	$184,020	8.5%

	Nine Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Department of Defense	$3,627,406	53.0%	$3,387,095	53.6%	$240,311	7.1%
Intelligence Community	1,717,704	25.0	1,614,883	25.5	102,821	6.4
Federal civilian agencies	1,223,944	17.8	1,068,005	16.9	155,939	14.6
Commercial and other	289,668	4.2	253,697	4.0	35,971	14.2
Total	$6,858,722	100.0%	$6,323,680	100.0%	$535,042	8.5%
Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Cost-plus-fee	$1,273,227	54.2%	$1,316,805	60.7%	$(43,578)	(3.3)%
Fixed-price	749,908	31.9	573,464	26.5	176,444	30.8
Time-and-materials	327,867	13.9	276,713	12.8	51,154	18.5
Total	$2,351,002	100.0%	$2,166,982	100.0%	$184,020	8.5%

	Nine Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Cost-plus-fee	$3,965,968	57.8%	$3,837,028	60.7%	$128,940	3.4%
Fixed-price	1,959,418	28.6	1,651,579	26.1	307,839	18.6
Time-and-materials	933,336	13.6	835,073	13.2	98,263	11.8
Total	$6,858,722	100.0%	$6,323,680	100.0%	$535,042	8.5%
Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Prime contractor	$2,125,078	90.4%	$1,955,753	90.3%	$169,325	8.7%
Subcontractor	225,924	9.6	211,229	9.7	14,695	7.0
Total	$2,351,002	100.0%	$2,166,982	100.0%	$184,020	8.5%

	Nine Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Prime contractor	$6,211,546	90.6%	$5,698,270	90.1%	$513,276	9.0%
Subcontractor	647,176	9.4	625,410	9.9	21,766	3.5
Total	$6,858,722	100.0%	$6,323,680	100.0%	$535,042	8.5%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Expertise	$1,023,728	43.5%	$973,037	44.9%	$50,691	5.2%
Technology	1,327,274	56.5	1,193,945	55.1	133,329	11.2
Total	$2,351,002	100.0%	$2,166,982	100.0%	$184,020	8.5%

	Nine Months Ended
(in thousands)	3/31/2026		3/31/2025		$ Change	% Change
Expertise	$2,934,820	42.8%	$2,887,202	45.7%	$47,618	1.6%
Technology	3,923,902	57.2	3,436,478	54.3	487,424	14.2
Total	$6,858,722	100.0%	$6,323,680	100.0%	$535,042	8.5%

Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	3/31/2026	3/31/2025	$ Change	% Change
Contract Awards	$2,160,503	$2,496,253	$(335,750)	(13.5)%

	Nine Months Ended
(in thousands)	3/31/2026	3/31/2025	$ Change	% Change
Contract Awards	$8,601,143	$7,004,843	$1,596,300	22.8%

Note: Some percentages may vary slightly due to rounding.

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and adjusted diluted EPS are non-GAAP performance measures. We define adjusted net income and adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Nine Months Ended
	3/31/2026	3/31/2025	% Change	3/31/2026	3/31/2025	% Change
Net income, as reported	$130,393	$111,860	16.6%	$379,058	$341,975	10.8%
Intangible amortization expense	41,023	36,765	11.6	113,040	87,214	29.6
Tax effect of intangible amortization[1]	(10,365)	(9,289)	11.6	(28,561)	(22,035)	29.6
Adjusted net income	$161,051	$139,336	15.6%	$463,537	$407,154	13.8%

	Three Months Ended			Nine Months Ended
	3/31/2026	3/31/2025	% Change	3/31/2026	3/31/2025	% Change
Diluted EPS, as reported	$5.88	$5.00	17.6%	$17.11	$15.21	12.5%
Intangible amortization expense	1.85	1.64	12.8	5.10	3.88	31.4
Tax effect of intangible amortization[1]	(0.46)	(0.41)	12.2	(1.29)	(0.98)	31.6
Adjusted diluted EPS	$7.27	$6.23	16.7%	$20.92	$18.11	15.5%

	FY26 Guidance Range
(in millions, except per share data)	Low End		High End
Net income, as reported	$481	---	$496
Intangible amortization expense	180	---	180
Tax effect of intangible amortization[1]	(46)	---	(46)
Adjusted net income	$615	---	$630

	FY26 Guidance Range
	Low End		High End
Diluted EPS, as reported	$21.67	---	$22.34
Intangible amortization expense	8.11	---	8.11
Tax effect of intangible amortization[1]	(2.07)	---	(2.07)
Adjusted diluted EPS	$27.70	---	$28.38

(1)Calculation uses an assumed full year statutory tax rate of 25.3% on non-GAAP tax deductible adjustments for March 31, 2026 and 2025.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)
The Company views EBITDA and EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define EBITDA as GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense (including depreciation within direct costs). We consider EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations, which we do not believe are indicative of our operating performance. EBITDA margin is EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
(in thousands)	3/31/2026	3/31/2025	% Change	3/31/2026	3/31/2025	% Change
Net income	$130,393	$111,860	16.6%	$379,058	$341,975	10.8%
Plus:
Income taxes	46,217	39,392	17.3	125,173	102,380	22.3
Interest income and expense, net	52,267	45,117	15.8	143,390	113,153	26.7
Depreciation and amortization expense, including amounts within direct costs	60,793	57,136	6.4	173,229	144,750	19.7
EBITDA	$289,670	$253,505	14.3%	$820,850	$702,258	16.9%

	Three Months Ended			Nine Months Ended
(in thousands)	3/31/2026	3/31/2025	% Change	3/31/2026	3/31/2025	% Change
Revenues, as reported	$2,351,002	$2,166,982	8.5%	$6,858,722	$6,323,680	8.5%
EBITDA	289,670	253,505	14.3	820,850	702,258	16.9
EBITDA margin	12.3%	11.7%		12.0%	11.1%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s MARPA for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $350.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Nine Months Ended
(in thousands)	3/31/2026	3/31/2025	3/31/2026	3/31/2025
Net cash provided by operating activities	$183,184	$230,324	$508,444	$391,027
Cash used in (provided by) MARPA	65,073	(26,159)	53,982	(50,000)
Net cash provided by operating activities excluding MARPA	248,257	204,165	562,426	341,027
Capital expenditures	(26,818)	(16,240)	(59,876)	(37,640)
Free cash flow	$221,439	$187,925	$502,550	$303,387

	FY26 Guidance
(in millions)	Current	Prior
Net cash provided by operating activities	$820	$810
Cash used in (provided by) MARPA	—	—
Net cash provided by operating activities excluding MARPA	820	810
Capital expenditures	(95)	(85)
Free cash flow	$725	$725